EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 08, 2015, is entered into by and between JUBILANT FLAME INTERNATIONAL, LTD., a Nevada corporation, (the "Company") and PEAK ONE OPPORTUNITY FUND, L.P., a Delaware limited partnership (the "Buyer").

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon t he exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to purchase from the Company, and the Company wishes to sell the Buyer, upon the terms and subject to the conditions of this Agreement, securities consisting of the Company's Convertible Debentures due three years from the respective dates of issuance (the "Debentures"), each of which are in the form of Exhibit A hereto, which will be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in the aggregate principal amount of up to Two Hundred Sixty Thousand and 00/100 Dollars ($260,000.00), for an aggregate purchase price of up to Two Hundred Thirty Five Thousand and 00/100 Dollars ($235,000.00), all upon the terms and subject to the conditions of this Agreement, the Debentures, and other related documents;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS; AGREEMENT TO PURCHASE.

a. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii) "Certificates" means certificates representing the Conversion Shares issuable hereunder, each duly executed on behalf of the Company and issued hereunder.

(iii) "Closing Date" means the date on which one of the three (3) Closings are held, which are the Signing Closing Date, the Second Closing Date and the Third Closing Date.

(iv) "Collateral" means all assets, now existing or hereafter arising or acquired by the Company or its Subsidiaries. Section 12(a).

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(v) "Commitment Fee" shall have the meaning ascribed to such term in Recitals.

(vi) "Common Stock" shall have the meaning ascribed to such term in the Recitals.

(vii) "Conversion Amount" shall mean the Conversion Amount as defined in the Debentures, provided, however that for purposes of the foregoing calculation, the full indebtedness under the Debentures shall be deemed immediately convertible, notwithstanding the one hundred eighty (180) day waiting period or 4.99% limitation on o wnership set forth in the Debentures.

(viii) "Conversion Price" means the Conversion Price as defined in the Debentures.

(ix) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures.

(x) "DWAC Operational" means that the Common Stock is eligible for clearing through the Depository Trust Company ("DTC") via the DTC's "DWAC" system and active and in good standing for DWAC issuance by the Transfer Agent.

(xi) "Dollars" or "$" means United States Dollars.

(xii) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(xiii) "Investments" means Peak One Investments, LLC, the general partner of the Buyer.

(xiv) "Material Adverse Effect" means a m aterial adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole, in the reasonable commercial discretion of the Buyer, irrespective of any finding of fault, magnitude of liability (or lack of financial liability). Without limiting the generality of the foregoing, the occurrence of any of the following, in the reasonable commercial discretion of the Buyer, shall be considered a Material Adverse Effect: (i) any final money, judgment, writ or warrant of attachment, or similar process (including an arbitral determination) in excess of Fifty Thousand Dollars ($50,000) shall be entered or filed against the Company or any of its Subsidiaries (including, in any event, products liability claims against the Company or its Subsidiaries), (ii) the suspension or withdrawal of any governmental authority or permit pertaining to a material amount of the Company's or any Subsidiary's products or services, (iii) the loss of any material insurance coverage (including, in any case, comprehensive general liability coverage, products liability coverage or directors and officers coverage, in each case in effect at the time of execution and delivery of this Agreement), (iv) an action by a regulatory agency or governmental body affecting the Common Stock (including, without limitation, (1) the commencement of any regulatory investigation of which the Company is aware, the suspension of trading of the Common Stock by the Financial Industry Regulation Authority ("FINRA"), the SEC, the OTC Bulletin Board ("OTCBB") or the OTC Markets Group, Inc., the failure of the Common Stock to be DTC eligible or the placing of the Common Stock on the DTC "chill list" or (2) the engaging in any market manipulation or other unlawful or improper trading or other activity by any Affiliate), (v) the Company's independent registered accountants shall resign under circumstances where a disagreement exists between the Company and its independent registered accountants, (vi) the Company shall fail to timely file any disclosure document as required by applicable federal or state securities laws and regulations or by the rules and regulations of any exchange, trading market or quotation system to which the Company or the Common Stock is subject, or (vii) the Chief Executive Officer of the Company or any other key full-time officer or director of the Company, shall, for any reason (including, without limitation, termination, resignation, retirement, death or disability) cease to act on behalf of the Company in the same role and to the same extent as his or her involvement as of the date of execution and delivery of this Agreement.

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(xv) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(xvi) "Purchase Price" means the price that the Buyer pays for the Debentures at each respective Closing, which are the Signing Purchase Price, the Second Purchase Price and the Third Closing Price, as such terms are defined in Sections 6(a), 6(b) and 6(c), respectively.

(xvii) "Registrable Securities" shall mean the Conversion Shares and, to the extent applicable, any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of Conversion Shares.

(xviii) "Registration Statement" shall mean a registration statement on Form S-1 (or any successor thereto) filed or contemplated to be filed by the Company with the SEC under the Securities Act.

(xix) "Restricted Stock" shall mean shares of Common Stock which are not freely trading shares when issued.

(xx) "Securities" means the Debentures and the Shares. (xxi) "Shares" means the Conversion Shares.

(xxii) "Second Closing Date" shall have the meaning ascribed to such term in Section 6(b).

(xxiii) "Second Debenture" means the second of the three (3) Debentures, in the principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), which is issued by the Company to the Buyer on the Second Closing Date.

(xxiv) "Signing Closing Date" shall have the meaning ascribed to such term in Section 6(a).

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(xxv) "Signing Debenture" means the first of the three (3) Debentures, in the principal amount of Sixty Thousand and 00/100 Dollars ($60,000.00), to be issued by the Company to the Buyer on the Signing Closing Date.

(xxvi) "Subsidiary" shall have the meaning ascribed to such term in Section 3(b).

(xxvii) "Third Closing Date" shall have the meaning ascribed to such term in Section 6(c).

(xxviii) "Third Debenture" means the third of the three (3) Debentures, in the principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), which is issued by the Company to the Buyer on the Third Closing Date.

(xxix) "Transaction Documents" means, collectively, this Agreement, the Debentures, the Transfer Agent Instruction Letter, and the other agreements, documents and instruments contemplated hereby or thereby.

(xxx) "Transfer Agent" shall have the meaning ascribed to such term in Section 4(a).

(xxxi) "Transfer Agent Instruction Letter" shall have the meaning ascribed to such term in Section 5(a).

b. Purchase and Sale of Debentures.

(i) The Buyer agrees to purchase from the Company, and the Company agrees to sell to the Buyer, the Debentures on the terms and conditions set forth below in this Agreement and the other Transaction Documents.

(ii) Subject to the terms and conditions of this Agreement and the other Transaction Documents, the Buyer will purchase the Debentures at certain closings (each, a "Closing") to be held on certain respective Closing Dates.

c. Security Interest.

(i) In consideration of Buyer's purchase of Debentures pursuant to the terms and conditions of this Agreement, the Company hereby grants to the Buyer, its successors and assigns, a continuing, first priority security interest in, and assignment, transference, mortgage, conveyance, pledge, hypothecation and set over to the Buyer, its successors and assigns, all of the Company's right, title and interest in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral (the "Security Interest"), which Security Interest shall remain in full force and effect until the principal amount and accrued interest (if any) under the Debentures has been fully paid, satisfied and discharged. T he Company shall cooperate in the preparation and/or execution of such instruments and documents as the Buyer may reasonably request in connection with the Security Interest.

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(ii) At any time upon Buyer's request, the Company shall execute and deliver to the Buyer any other documents, instruments or certificates requested by the Buyer for the purpose of properly documenting and perfecting the security interests of the Buyer in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

2. BUYER'S REPRESENTATIONS, WARRANTIES, ETC.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a. Investment Purpose. Without limiting the Buyer's right to sell the Shares pursuant to a Registration Statement, Buyer is purchasing the Debentures, and will be acquiring the Conversion Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. Accredited Investor Status. Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c. Subsequent Offers and Sales. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 A ct or pursuant to an exemption from registration and compliance with applicable states' securities laws.

d. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e. Information. Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Buyer has also had the opportunity to obtain and to review the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2015 and August 31, 2015 (collectively, the "SEC Documents").

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f. Investment Risk. Buyer understands that its investment in the Securities involves a high degree of risk, including the risk of loss of the Buyer's entire investment.

g. Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h. Organization; Authorization. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

i. Residency. The state in which any offer to purchase shares hereunder was made to or accepted by Buyer is the state shown as the Buyer's address contained herein.

3. COMPANY REPRESENTATIONS AND WARRANTIES, ETC.

The Company represents and warrants to the Buyer that:

a. Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Debentures or the Shares.

b. Organization; Subsidiaries; Reporting Company Status. Attached hereto as Schedule 3(b) is an organizational chart describing all of the Company's wholly-owned and majority-owned subsidiaries (the "Subsidiaries") and the relationships among the Company and such Subsidiaries, including as to each Subsidiary its jurisdiction of organization and the percentage of ownership held by the Company, and the parent company of the Subsidiary, including the percentage of ownership of the Company held by it. The Company and each Subsidiary is a corporation or other form of businesses entity duly organized, validly existing and in good standing under the laws its respective jurisdiction of organization, and each of them has the requisite corporate or other power to own its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Common Stock is listed and traded on t he OTCBQ Market of the OTC Markets Group, Inc. (trading symbol: JFIL). The Company has received no notice, either oral or written, from FINRA, the SEC, or any other organization, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

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c. Authorized Shares. Schedule 3(c) sets forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all derivative securities authorized, as indicated in Schedule 3(c). T he Shares have been duly authorized and, when issued upon conversion of, or as interest on, t he Debentures, the Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Company shall keep available and reserved for issuance to the holders of the Debentures shares of Common Stock duly authorized for issuance against the Debentures.

d. Authorization. This Agreement, the issuance of the Debentures (including without limitation the incurrence of indebtedness thereunder), the issuance of the Conversion Shares under the Debentures, the granting of a security interest in the Collateral and the other transactions contemplated by the Transaction Documents, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement and the Debentures (including without limitation the incurrence of indebtedness thereunder and the granting of the Security Interest) do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any anti-dilution rights, rights of first refusal or first offer on the part of holders of the Company's securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock (if applicable), except such conflict, breach or default which would not have a Material Adverse Effect.

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f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Buyer as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

g. SEC Filings; Rule 144 Status. With the exception of the omission in the Company's Quarterly Report on F orm 10-Q for the period ended August 31, 2015 of the issuance of 178,571 shares of the Company's common stock to Premier Venture Partners, LLC, none of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company timely filed all requisite forms, reports and exhibits thereto with the SEC as required. The Company is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such time. The Company satisfies the requirements of Rule 144(i)(2), and the Company shall continue to satisfy all applicable requirements of Rule 144 (or any successor thereto) for so long as any Securities are outstanding and not registered pursuant to an effective registration statement filed with the SEC.

h. Absence of Certain Changes. Since August 31, 2015, when viewed from the perspective of the Company and its Subsidiaries taken as a whole, there has been no m aterial adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries (including, without limitation, a change or development which constitutes, or with the passage of time is reasonably likely to become, a M aterial Adverse Effect), except as disclosed in the SEC Documents. Since August 31, 2015, except as provided in the SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

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i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Documents.

j. Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

k. Collateral; Absence of Liens. Schedule 3(k) identifies all material accounts receivable of the Company and its Subsidiaries as of the date of this Agreement. T he Company's assets (including but not limited to the Collateral) are not encumbered by any liens or mortgages except as described in the SEC Documents.

l. Absence of Events of Default. No Event of Default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company is a party, and no e vent which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

m. No Undisclosed Liabilities or Events. The Company has no l iabilities or obligations other than those disclosed in the SEC Documents or those incurred in the ordinary course of the Company's business since August 31, 2015, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. T here are no pr oposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

n. No Integrated Offering. Neither the Company nor any of its affiliates nor any Person acting on i ts or their behalf has, directly or indirectly, at any time during the six month period immediately prior to the date of this Agreement made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

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o. Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the market price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Debentures and/or sale of the Conversion Shares may have an adverse effect on the market price of the Common Stock. T he Board of Directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

p. Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the SEC Documents. S uch Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

q. Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

"Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, t he Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

"Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

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r. Independent Public Accountants. The Company's auditor, Cutler & Co., LLC, is an independent registered public accounting firm with respect to the Company, as required by the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder.

s. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

s. Brokers. No Person (other than the Buyer and its principals, employees and agents) is entitled to receive any consideration from the Company or the Buyer arising from any finder's agreement, brokerage agreement or other agreement to which the Company is a party, except for Learish Advisory Group, LLC and/or its affiliates.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The parties acknowledge and agree that (1) the Debentures have not been registered under the provisions of the 1933 A ct and the Shares have not been registered under the 1933 A ct, and may not be transferred unless (A) subsequently registered thereunder or (B) the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 a nd further, if Rule 144 i s not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, (3) at the request of the Buyer, the Company shall, from time to time, within two (2) business days of such request, at the sole cost and expense of the Company, either (i) deliver to its transfer agent and registrar for the Common Stock (the "Transfer Agent") a written letter instructing and authorizing the Transfer Agent to process transfers of the Shares at such time as the Buyer has held the Securities for the minimum holding period permitted under Rule 144, subject to the Buyer's providing to the Transfer Agent certain customary representations contemporaneously with any requested transfer, or (ii) at the Buyer's option or if the Transfer Agent requires further confirmation of the availability of an exemption from registration, furnish to the Buyer an opinion of the Company's counsel in favor of the Buyer (and, at the request of the Buyer, any agent of the Buyer, including but not limited to the Buyer's broker or clearing firm) and the Transfer Agent, reasonably satisfactory in form, scope and substance to the Buyer and the Transfer Agent, to the effect that a contemporaneously requested transfer of shares does not require registration under the 1933 Act, pursuant to the 1933 Act, Rule 144 or other regulations promulgated under the 1933 Act and (4) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to this Agreement) under the 1933 A ct or to comply with the terms and conditions of any exemption thereunder.

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b. Restrictive Legend. The Buyer acknowledges and agrees that the Debentures, and, until such time as the Shares have been registered under the 1933 A ct as contemplated hereby and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a r estrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN E FFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c. Piggy-Back Registration Rights. From and after the Signing Closing Date and until eighteen (18) months after the Signing Closing Date, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities, the Company will at each such time give prompt written notice to Investments and Buyer of its intention to do so and of the registration rights granted under this Agreement. Upon the written request of Investments and/or Buyer made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Investments and/or Buyer and the intended method of disposition thereof), the Company will, at its sole cost and expense, use its best efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by Investments and/or Buyer, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by Investments and/or Buyer, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register; provided, that if the Company is unable to register the full amount of Registrable Securities in an "at the market offering" under SEC rules and regulations due to the high percentage of the Company's Common Stock the Registrable Securities represents (giving effect to all other securities being registered in the Registration Statement), then the Company may reduce, on a pro rata basis, the amount of Registrable Securities subject to the Registration Statement to a lesser amount which equals the maximum number of Registrable Securities that the Company is permitted to register in an "at the market offering"; and provided, further, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to Investments and/or the Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If Buyer shall have transferred all or part of its Registrable Securities, then for purposes of this Section, the term "Buyer" shall reference Buyer and/or such transferee(s).

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d. Securities Filings. The Company undertakes and agrees to make all necessary filings (including, without limitation, a Form D) in connection with the sale of the Securities to the Buyer required under any United States laws and regulations applicable to the Company (including without limitation state "blue sky" laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

e. Reporting Status; Public Trading Market; DTC Eligibility. So long as the Buyer and/or Investments beneficially own any Securities, (i) the Company shall timely file, prior to or on t he date when due, all reports that would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company had securities registered under Section 12(b) or 12(g) of the Exchange Act; (ii) the Company shall not be operated as, or report, to the SEC or any other Person, that the Company is a "shell company" or indicate to the contrary to the SEC or any other Person; (iii) the Company shall take all other action under its control necessary to ensure the availability of Rule 144 under the 1933 Act for the sale of Shares by the Buyer at the earliest possible date; and (iv) the Company shall at all times while any Securities are outstanding maintain its engagement of an independent registered public accounting firm. E xcept as otherwise set forth in Transaction Documents, the Company shall take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the OTC Markets, Inc. ("OTCM") at the mid-tier ("OTCQB") or top-tier ("OTCQX"), and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Financial Industry Regulatory Authority ("FINRA"). If, so long as the Buyer and/or Investments beneficially own any of the Securities, the Company receives any written notice from the OTCM, FINRA, or the SEC with respect to either any alleged deficiency in the Company's compliance with applicable rules and regulations (including without limitation any comments from the SEC on any of the Company's documents filed (or the failure to have made any such filing) under the 1933 Act or the Exchange Act) (each, a "Regulatory Notice"), then the Company shall promptly, and in any event within two (2) business days, provide copies of the Regulatory Notice to the Buyer, and shall promptly, and in any event within five (5) business days of receipt of the Regulatory Notice (a "Regulatory Response"), respond in writing to the OTCM, FIRNA and/or SEC (as the case may be), setting forth the Company's explanation and/or response to the issues raised in the Regulatory Notice, with a view towards maintaining and/or regaining full compliance with the applicable rules and regulations of the OTCM, FIRNA and/or SEC and maintaining or regaining good standing of the Company with the OTCM, FINRA and/or SEC, as the case may be, the intent being to ensure that the Company maintain its reporting company status with the SEC and that its Common Stock be and remain available for trading on t he OTCQB or OTCQX (for the avoidance of doubt, excluding the bottom-tier OTC Pink (or, "pink sheets"). Further, at all times while any Securities are outstanding, the Common Stock shall be DWAC Operational, and the Common Stock shall not be subject to any DTC "chill" designation or similar restriction on the clearing of the Common Stock through DTC.

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f. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures for working capital purposes only and will be subject to customary restrictions. Absent the prior written approval of a majority of the principal amount of the Debentures then outstanding, the Company shall not use any portion of the proceeds of the sale of the Debentures to (i) repay any indebtedness or other obligation of the Company incurred prior to the date of this Agreement outside the normal course of business, (ii) pay any dividends or redemption amount on any of the Company's equity or equity equivalents, (iii) pay any amounts, whether on account of debt obligations of the Company or otherwise, except for compensation, to any officer, director or other related party of the Company or (iv) pay deferred compensation or any compensation to any of the directors or officers of the Company in excess of the rate or amount paid or accrued during the fiscal year ended February 28, 2015 (as base compensation and excluding any discretionary amounts), other than modest increases consistent with prior practice that are approved by the Company's Board of Directors.

g. Available Shares. Commencing on the date of execution and delivery of this Agreement, the Company shall have and maintain authorized and reserved for issuance, free from preemptive rights, that number of shares equal to Seven Hundred percent (700%) of the number of shares of Common Stock (1) issuable based upon t he conversion of the then- outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debenture, provided, however that for purposes of the foregoing calculation, the full indebtedness under the Debentures shall be deemed immediately convertible and (2) issuable to the Buyer on f uture Closing Dates, based upon the lowest closing bid price per share of the Common Stock on t he date before the most recent Closing Date (as reported by Bloomberg LP). The Company shall monitor its compliance with the foregoing requirements on an ongoing basis. If at any time the Company does not have available an amount of authorized and non-issued Shares required to be reserved pursuant to this Section, then the Company shall, without notice or demand by the Buyer, call within thirty (30) days of such occurrence and hold within sixty (60) days of such occurrence a special meeting of shareholders, for the sole purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized at the meeting. Members of the Company's management shall also vote all of their own shares in favor of increasing the number of Common Stock authorized at the meeting. If the increase in authorized shares is approved by the stockholders at the meeting, the Company shall implement the increase in authorized shares within one (1) business day following approval at such meeting. A lternatively, to the extent permitted by applicable law, in lieu of calling and holding a meeting as described above, the Company may, within thirty (30) days of the date when the Company does not have available an amount of authorized and non-issued Shares required to be reserved as described above, procure the written consent of stockholders to increase the number of shares authorized, and provide the stockholders with notice thereof as may be required under applicable law (including without limitation Section 14(c) of the Exchange Act and Regulation 14C thereunder). Upon obtaining stockholder approval as aforesaid, the Company shall cause the appropriate increase in its authorized shares of Common Stock within one (1) business day (or as soon thereafter as permitted by applicable law). Company's failure to comply with these provisions will be an Event of Default.

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h. Reimbursement. If (i) Buyer becomes a p arty defendant in any capacity in any action or proceeding brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction Documents, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Buyer or from a breach of the representations, covenants and conditions contained herein or from a breach of law.

i. Intentionally Omitted.

j. No Payments to Affiliates or Related Parties. So long as any of the Debentures remain outstanding if the Debentures are in default, the Company shall not, absent the prior written consent of the holders of all Debentures then outstanding, make any payments to any of the Company's or the Subsidiaries' respective affiliates or related parties, including without limitation payments or prepayments of principal or interest accrued on any indebtedness or obligation in favor of affiliates or related parties. Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(j) shall not apply to payments to the Subsidiaries, or other businesses in which affiliates have an interest, made in the ordinary course of business and consistent with past practice as disclosed in the SEC Documents.

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k. Notice of Material Adverse Effect. The Company shall notify the Buyer (and any subsequent holder of the Debentures), as soon as practicable and in no event later than three (3) business days of the Company's knowledge of any Material Adverse Effect on t he Company. F or purposes of the foregoing, "knowledge" means the earlier of the Company's actual knowledge or the Company's constructive knowledge upon due inquiry.

l. Public Disclosure. Except to the extent required by applicable law, absent the Buyer's prior written consent, the Company shall not reference the name of the Buyer in any press release, securities disclosure, business plan, marketing or funding proposal.

5. TRANSFER AGENT INSTRUCTIONS.

a. Transfer Agent Instruction Letter. The Company shall at all times while any Debentures are outstanding engage a Transfer Agent. As of the date of this Agreement, the Transfer Agent is Island Stock Transfer. On or before the Signing Closing Date and each subsequent Closing Date, the Company will irrevocably instruct its Transfer Agent in writing using the letter substantially in the form of Exhibit B annexed hereto, executed by the Company, the Buyer, and the Transfer Agent on e ach Closing Date (the "Transfer Agent Instruction Letter"), to (i) reserve that number of shares of Common Stock as is required under Section 4(g) hereof, and (ii) issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its permitted assigns and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. T he Transfer Agent shall not be restricted from issuing shares from only the allotment reserved for the Conversion Amount (as defined in the Debentures), but instead may, to the extent necessary to satisfy the amount of shares issuable upon conversion, issue shares above and beyond the amount reserved on a ccount of the Conversion Amount, without any additional instructions or authorization from the Company, and the Company shall not provide the Transfer Agent with any instructions or documentation contrary to the foregoing. The Company shall continuously monitor its compliance with the share reservation requirements and, if and to the extent necessary to increase the number of reserved shares to remain and be at least Seven Hundred percent (700%) of the Conversion Amount to account for any decrease in the market price of the Common Stock, the Company shall immediately (and in any event within two (2) business days) notify the Transfer Agent in writing of the reservation of such additional shares, provided that in the event that the number of shares reserved for conversion of the Debentures is less than Seven Hundred percent (700%) of the Conversion Amount, the Buyer may also directly instruct the Transfer Agent to increase the reserved shares as necessary to satisfy the minimum reserved share requirement, and the Transfer Agent shall act accordingly, provided, further, that the Company shall within two (2) business days provide any written confirmation, assent or documentation thereof as the Transfer Agent may request to act upon a share increase instruction delivered by the Buyer. The Company shall provide the Buyer with a copy of all written instructions to the Company's Transfer Agent with respect to the reservation of shares simultaneously with the issuance of such instructions to the Transfer Agent. T he Company covenants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Conversion Shares under the 1933 Act will be given by the Company to the Transfer Agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. If the Buyer provides the Company and/or the Transfer Agent with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the de-legending or transfer of the Securities and, in the case of the Conversion Shares, instruct the Company's Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

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b. Conversion. (i) The Company will permit the Buyer to exercise the right to convert the Debentures by faxing, emailing or delivering overnight an executed and completed Notice of Conversion to the Company and/or the Transfer Agent. If so requested by the Buyer or the Transfer Agent, the Company will within one (1) business day respond with its endorsement so as to confirm the outstanding principal amount of any Debenture submitted for conversion or shall reconcile any difference with the Buyer promptly after receiving such Notice of Conversion.

(ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Transfer Agent and/or the Company in accordance with the provisions hereof so that it is received by the Transfer Agent and/or the Company on or before such specified date.

(iii) The Company will transmit (or will cause the Transfer Agent to transmit) the certificates representing the Conversion Shares issuable upon c onversion of any Debentures (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 10 he reof or a different address) via express courier, by electronic transfer or otherwise, within two (2) business days (the "Delivery Date") after (A) the business day on w hich the Company has received the Notice of Conversion (by facsimile or other delivery) or (B) the date on w hich payment of interest and principal on t he Debentures, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due, as the case may be.

c. Failure to Timely Issue Conversion Shares. The Company's failure to issue and deliver Conversion Shares to the Buyer (in either certificated form or electronically via DWAC) on or before the Delivery Date shall be considered an Event of Default (as defined in the Debentures), which shall entitle the Buyer to certain remedies set forth in the Debentures and provided by applicable law. The Company acknowledges that its failure to timely honor a Notice of Conversion (or the occurrence of any other Event of Default) shall cause definable financial hardship on t he Buyer(s) and that the remedies set forth in the Debentures are reasonable and appropriate.

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d. Duties of Company; Authorization. The Company shall inform the Transfer Agent of the reservation of shares contemplated by Section 4(g) and this Section 5, a nd shall keep current in its payment obligations to the Transfer Agent such that the Transfer Agent will continue to process share transfers and the initial issuance of shares of Common Stock upon the conversion of Debentures. The Company hereby authorizes and agrees to authorize the Transfer Agent to correspond and otherwise communicate with the Buyer or their representatives in connection with the foregoing and other matters related to the Common Stock. F urther, the Company hereby authorizes the Buyer or its representative to provide instructions to the Transfer Agent that are consistent with the foregoing and instructs the Transfer Agent to honor any such instructions. Should the Company fail for any reason to keep current in its payment obligations to the Transfer Agent, the Buyer and/or Investments may pay such amounts as are necessary to compensate the Transfer Agent for performing its duties with respect to share reservation, issuance of Conversion Shares and/or de-legending certificates representing Restricted Stock, and all amounts so paid shall be promptly reimbursed by the Company. If not so reimbursed within thirty (30) days, such amounts shall, at the option of the Buyer and without prior notice to or consent of the Company, be added to the principal amount due under the Debenture(s) held by the Buyer, whereupon interest will begin to accrue on s uch amounts at the rate specified in the Debentures.

e. Effect of Bankruptcy. The Buyer shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 i n respect of the Buyer's conversion privilege. T he Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to the Buyer, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

6. CLOSINGS.

a. Signing Closing. Promptly upon t he execution and delivery of this Agreement, the Signing Debenture, and all conditions in Sections 7 a nd 8 he rein are met (the "Signing Closing Date"), (A) the Company shall deliver to the Buyer the following: (i) the Signing Debenture; (ii) the Transfer Agent Instruction Letter; (iii) duly executed counterparts of the Transaction Documents; and (iv) an officer's certificate of the Company confirming the accuracy of the Company's representations and warranties contained herein, and (B) the Buyer shall deliver to the Company the following: (i) Fifty Five Thousand and 00/100 Dollars ($55,000.00) (the "Signing Purchase Price") and (ii) duly executed counterparts of the Transaction Documents (as applicable). The Company shall immediately pay the fees due under Section 12 of this Agreement upon r eceipt of the Signing Purchase Price if Buyer does not withhold such amounts from the Signing Purchase Price pursuant to Section 12.

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b. Second Closing. At any time sixty one (61) to ninety (90) days following the Signing Closing Date, subject to the mutual agreement of the Buyer and the Company, for the "Second Closing Date" and subject to satisfaction of the conditions set forth in Sections 7 and 8, (A) the Company shall deliver to the Buyer the following: (i) the Second Debenture; (ii) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(g) hereof, if necessary; and (iii) an officer's certificate of the Company confirming, as of the Second Closing Date, the accuracy of the Company's representations and warranties contained herein and updating Schedules 3(b), 3(c) and 3(k) as of the Second Closing Date, and (B) the Buyer shall deliver to the Company the following: Ninety Thousand Hundred and 00/100 Dollars ($90,000.00) (the "Second Purchase Price").

c. Third Closing. At any time sixty one (61) to ninety (90) days following the Second Closing Date, subject to the mutual agreement of the Buyer and the Company, for the "Third Closing Date" and subject to satisfaction of the conditions set forth in Sections 7 and 8, (A) the Company shall deliver to the Buyer the following: (i) the Third Debenture; (ii) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(g) hereof, if necessary; and (iii) an officer's certificate of the Company confirming, as of the Third Closing Date, the accuracy of the Company's representations and warranties contained herein and updating Schedules 3(b), 3(c) and 3(k) as of the Third Closing Date, and (B) the Buyer shall deliver to the Company the following: Ninety Thousand and 00/100 Dollars ($90,000.00) (the "Third Purchase Price").

d. Location and Time of Closings. Each Closing shall be deemed to occur on the related Closing Date at the office of the Buyer's counsel and shall take place no later than 5:00 P.M., New York time, on s uch day or such other time as is mutually agreed upon by the Company and the Buyer.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Company's obligation to sell the Debentures to the Buyer pursuant to this Agreement on each Closing Date is conditioned upon:

a. Purchase Price. Delivery to the Company of good funds as payment in full of the Purchase Price for the Debentures at each Closing in accordance with this Agreement;

b. Representations and Warranties; Covenants. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

c. Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

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8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Buyer's obligation to purchase the Debentures at each Closing is conditioned upon:

a. Transaction Documents. The execution and delivery of this Agreement by the Company;

b. Debenture(s). Delivery by the Company to the Buyer of the Debentures to be purchased in accordance with this Agreement;

c. Section 4(2) Exemption. The Debentures and the Conversion Shares shall be exempt from registration under the Securities Act of 1933 (as amended), pursuant to Section 4(2) thereof;

d. DWAC Status. The Common Stock shall be DWAC Operational;

e. Representations and Warranties; Covenants. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

f. Good-faith Opinion. It should be Buyer's reasonable belief that (i) no Event of Default under the terms of any outstanding indebtedness of the Company will have occurred or would likely occur with the passage of time and (ii) no material adverse change in the financial condition or business operations of the Company will have occurred;

g. Legal Proceedings. There shall be no litigation, criminal or civil, regulatory impairment or other legal and/or administrative proceedings challenging or seeking to limit the Company's ability to issue the Securities or the Common Stock;

h. Perfection of Lien on Collateral. Company shall have duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the lien on the Collateral in the state of Nevada or any other jurisdiction determined by the Buyer, including, but not limited to, such UCC-1 Financing Statements filings and any and all documents necessary to complete any filings which the Buyer shall require in connection with this Agreement;

i. Corporate Resolutions. Delivery by the Company to the Buyer a copy of resolutions of the Company's board of directors, approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby in the form attached hereto as Exhibit C;

j. Officer's Certificate. Delivery by the Company to the Buyer of a certificate of the Chief Executive Officer of the Company in the form attached hereto as Exhibit D;

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k. Search Results. Delivery by the Company to the Buyer of copies of UCC search reports, issued by the Secretary of State of the state of incorporation of the Company and each Subsidiary, dated such a d ate as is reasonably acceptable to Buyer, listing all effective financing statements which name the Company or Subsidiary (as applicable), under its present name and any previous names, as debtor, together with copies of such financing statements;

l. Certificate of Good Standing. Delivery by the Company to the Buyer of a copy of a certificate of good standing with respect to the Company, issued by the Secretary of State of the state of incorporation of the Company, dated such a date as is reasonably acceptable to Buyer, evidencing the good standing thereof;

m. Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

n. Adverse Changes. From and after the date hereof to and including each Closing Date, (i) the trading of the Common Stock shall not have been suspended by the SEC, FINRA, or any other governmental or self-regulatory organization, and trading in securities generally on O TCM shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the OTCM; (ii) there shall not have occurred any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debentures.

9. GOVERNING LAW; MISCELLANEOUS.

a. MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN MIAMI-DADE COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENTLY WITH FLORIDA LAW.

b. Governing Law. Except in the case of the Mandatory Forum Selection clause above, this Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions. T o the extent determined by the applicable court described above, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Documents.

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c. Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

e. Construction. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

f. Facsimiles; E-mails. A facsimile or email transmission of this signed Agreement or a Notice of Conversion under the Debentures shall be legal and binding on all parties hereto. Such electronic signatures shall be the equivalent of original signatures.

g. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

h. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

i. Enforceability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

j. Amendment. This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

k. Entire Agreement. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

l. No Strict Construction. This Agreement shall be construed as if both Parties had equal say in its drafting, and thus shall not be construed against the drafter.

m. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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10. NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a. the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b. the seventh business day after deposit, postage prepaid, in the United States

Postal Service by registered or certified mail, or

c. the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:	Jubilant Flame International, Ltd. 2293 Hong Qiao Rd. Shanghai China 200336 Attention: Robert Ireland, Secretary and Treasurer Email: robi@virtualwave.com

With copies to (which shall not constitute notice):

Befumo & Schaeffer, PLLC 16217 Shadow Drive Culpeper, VA 22701 Attn: Andrew J. Befumo, Esq. Email: andrew@befumolaw.com

BUYER:	Peak One Opportunity Fund, L.P. 333 South Hibiscus Drive Miami Beach, FL 33139 Attention: Jason Goldstein Email: jgoldstein@peakoneinvestments.com

With copies to (which shall not constitute notice):

Zabatta Group, LLP 91 Central Park West, Suite 1H New York, NY 10023 Attention: Patrick G. Zabatta, Esq. Email: pzabatta@gmail.com

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11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive for so long as any Debentures are outstanding, and shall inure to the benefit of the Buyer, its successors and assigns.

12. FEES; EXPENSES.

a. Commitment Fee. The Company shall pay to Investments a non-accountable fee (the "Commitment Fee") of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) to cover the expenses and analysis performed in connection with the analysis of the Company and the propriety of the Buyer's making the contemplated investment. The Commitment Fee shall be paid on the Signing Closing Date immediately upon receipt of the Signing Purchase Price if Buyer does not withhold such amounts from the Signing Purchase Price pursuant to Section 12. (c).

b. Legal Fees. The Company shall pay the legal fees of the Buyer's counsel (the "Legal Fees") in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00). The foregoing legal fees shall be paid on the Signing Closing Date immediately upon receipt of the Signing Purchase Price if Buyer does not withhold such amounts from the Signing Purchase Price pursuant to Section 12. (c). The Company further agrees to pay in full the reasonable legal fees of the Buyer's counsel incurred after the Signing Closing Date incurred in connection with the Transaction Documents (including enforcement of the Company's obligations or the exercise of the Buyer's remedies thereunder).

c. Disbursements. In furtherance of the foregoing, the Company hereby authorizes the Buyer to deduct the cash portion of the Commitment Fee and the Legal Fees from the Signing Purchase Price and transmit same to the respective payee. T he Company shall pay disbursements of the Buyer's legal counsel and legal fees incurred after the Signing Closing Date (within ten (10) days of invoice therefor (if applicable).

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company as of the date first set forth above.

COMPANY:

JUBILANT FLAME INTERNATIONAL, LTD.

By:	/s/ Robert Ireland
Name:	Robert Ireland
Title:	Secretary and Treasurer

BUYER:

PEAK ONE OPPORTUNITY FUND, L.P.

By:	Peak One Investments, LLC, General Partner

By:	/s/ Jason Goldstein
Name:	Jason Goldstein
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

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